UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2016

Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on May 14, 2015, Independence Bancshares, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with MPIB Holdings, LLC (“MPIB”), pursuant to which the Company received a non-exclusive, non-transferable, non-sublicensable, worldwide license (the “License”) to use certain intellectual property of MPIB related to mobile payments and digital transactions. On January 4, 2016, the parties amended and restated the License Agreement (the “Amended and Restated License Agreement”) pursuant to which MPIB agreed to make the License perpetual, subject to the termination rights of the parties set forth in the Amended and Restated License Agreement, in exchange for the Company’s payment of an additional license fee of $275,000. A copy of the Amended and Restated License Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

As previously reported, the employment of Gordon A. Baird as the Company’s former Chief Executive Officer ceased effective September 25, 2015. On January 4, 2016, the Company entered into a release and severance agreement (the “Severance and Release Agreement”) with Mr. Baird in exchange for a general release of claims relating to his termination of employment with the Company. Under the terms of the Severance and Release Agreement, Mr. Baird will receive two payments equal to $125,668.44 which will be made within two business days following the effective date of the Severance and Release Agreement, provided he has timely executed and not revoked such agreement. A copy of the Severance and Release Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated License Agreement between Independence Bancshares, Inc. and MPIB Holdings, LLC, dated January 4, 2016.

10.2	Severance and Release Agreement between Independence Bancshares, Inc. and Gordon A. Baird dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated:	January 5, 2016	By:	/s/ Martha L. Long
			Name:	Martha L. Long
			Title:	Chief Financial Officer